                                             Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Director of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS THIRD QUARTER FINANCIAL RESULTS

•	Third quarter sales reported at $39.5 million; gross margin at 26%

•	Loss from operations of $656,000, excluding $285,000 in restructuring expenses*

•	Adjusted EBITDA* of $2.5 million

•	NobelClad reports strongest bookings quarter in more than a year

•	DynaEnergetics commercializes DynaStage; institutes cost cutting initiatives in face of sustained energy-industry weakness

BOULDER, Colo. - October 27, 2015 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its third quarter and nine-month period ended September 30, 2015.

Third quarter sales were $39.5 million, down 24% from $51.9 million in the 2014 third quarter. Approximately $3.5 million of the decline was related to unfavorable foreign currency exchange translation. Excluding the effect of foreign currency translation, sales declined 17%, reflecting the impact of sharply lower oil and gas drilling and completion activity on the Company’s DynaEnergetics business, and the timing of orders on the Company’s NobelClad segment.
Gross margin was 26% versus 29% in last year’s third quarter. Less favorable product mix and the impact of lower sales volume on fixed overhead costs led to the decline.
Operating loss was $941,000 versus operating income of $3.4 million in the third quarter of 2014. Excluding restructuring expenses* of $285,000, third quarter operating loss was $656,000, and included $338,000 in bad debt expense, primarily related to DynaEnergetics. Loss from continuing operations was $4.2 million, or $0.30 per diluted share, versus income from continuing operations of $2.3 million, or $0.17 per diluted share, in the third quarter of 2014. Ex-items*, loss from continuing operations was $4.0 million, or $0.29 per diluted share. Operating loss from continuing operations in this year’s third quarter included other expense of $1.5 million related to foreign currency transaction losses.

The Company recorded third quarter income tax expense from continuing operations, ex-items, of $1.6 million. As was the case in the 2015-second quarter, DMC could recognize only minimal net tax benefits on entities with operating losses during the quarter. These limitations, combined with tax expense from the profitable entities, led to the consolidated tax expense despite a pretax loss from continuing operations.

Third quarter adjusted EBITDA* was $2.5 million versus $7.8 million in the same quarter last year.

NobelClad
NobelClad reported sales of $21.3 million, down 10% from $23.6 million in the year-ago third quarter. Approximately $1.9 million of the $2.3 million decline was due to unfavorable foreign currency exchange translation. The balance related to shipment delays resulting from a labor strike at a key metals supplier, as well as delays in the receipt of certain expected orders. Management now believes a portion of these orders will be awarded in the fourth quarter and the balance in 2016. Operating income was $1.7 million versus

$1.9 million in last year’s third quarter. Adjusted EBITDA was $2.7 million versus $3.6 million in the same period last year. NobelClad reported its strongest bookings performance in five quarters, and its order backlog increased to $41.7 million from $37.7 million at the end of the second quarter.

DynaEnergetics
DynaEnergetics reported sales of $18.2 million, down 36% from $28.3 million in last year’s third quarter. Approximately $1.6 million of the $10.1 million sales decline was due to unfavorable foreign currency exchange translation. The balance was due to the steep decline in well completion activity and an associated drop in demand for perforating products. Operating loss was $655,000 versus operating income of $3.8 million in the year-ago third quarter. Adjusted EBITDA was $1.1 million versus $5.5 million in the comparable prior-year quarter.
Nine-Month Results
Consolidated sales for the nine-month period were $125.1 million, down 17% from sales of $150.6 million in the same period last year. Approximately $11.1 million of the $25.5 million sales decline was due to unfavorable foreign currency exchange translation. Gross margin declined to 27% from 30% in the comparable period a year ago, primarily due to a lower-margin business and product mix and the impact of lower sales volumes on fixed manufacturing overhead expenses.

Operating loss was $4.2 million versus operating income of $10.3 million during last year’s nine-month period. Excluding $3.4 million of restructuring expenses, operating loss was $833,000 for this year’s nine-month period. Loss from continuing operations was $7.9 million, or $0.57 per diluted share, versus income from continuing operations of $6.1 million, or $0.44 per diluted share, in the nine-month period last year. Ex-items, loss from continuing operations for the nine-month period was $5.3 million, or $0.38 per diluted share. Adjusted EBITDA was $9.1 million versus $23.0 million at the nine-month mark in 2014.

NobelClad
NobelClad reported nine-month sales of $66.7 million, down 10% from $74.4 million at the nine-month mark last year. Approximately $6.4 million of the $7.7 million sales decline was due to unfavorable foreign currency exchange translation. Operating income was $4.5 million versus $6.4 million, and adjusted EBITDA was $8.2 million versus $11.4 million in last year’s nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $58.4 million, down 23% from $76.2 million in last year’s nine-month period. Approximately $4.7 million of the $17.8 million sales decline was due to unfavorable foreign currency exchange translation. Operating loss was $201,000 versus operating income of $11.1 million in the comparable year-ago period. Adjusted EBITDA was $5.6 million versus $16.0 million in last year’s nine-month period.

Management Commentary
“Despite very challenging conditions in our core energy markets, we made progress on several key initiatives during the third quarter,” said Kevin Longe, CEO. “DynaEnergetics completed field trials of its factory-assembled DynaStage perforating system and entered into a Principal Partner agreement with Weatherford International, our primary testing partner of the DynaStage system and one of the world’s largest oilfield service companies. The sales teams from both DynaEnergetics and Weatherford have commenced a series of on-site demonstrations for several leading exploration and production companies. These efforts are generating significant interest in DynaStage, and in our broader portfolio of perforating products and technologies. Weatherford is responding to multiple requests for proposals regarding the adoption of DynaStage, and is continuing to deploy the system with the customers that were involved in field trials.

“We are in discussions with several additional wireline companies about entering into commercial partnerships for DynaStage sales. These include a large, international service provider and two companies with operations throughout North America.”

Longe continued, “Our NobelClad business reported its best bookings performance since last year’s second quarter. Order activity improved from both the downstream oil and gas and chemical sectors, and bookings have remained relatively strong during the first part of the fourth quarter. These orders should lead to a further improvement in NobelClad’s backlog as it enters 2016.”

“While we are encouraged by our continued achievements, sustained low oil and gas prices have suppressed capital spending in the energy industry,” Longe added. “We have responded with a series of additional cost-control measures, including a shortened workweek at DynaEnergetics’ German production facility, a reduction in force at DynaEnergetics’ headquarters in Troisdorf, Germany; the elimination of shifts at both of DynaEnergetics U.S. gun loading facilities; and the closure of a distribution facility in Texas. We also have instituted a shortened workweek at NobelClad’s facility in Mt. Braddock, Pennsylvania.”

Longe added, “While market conditions have necessitated structural changes to our businesses, the ongoing execution of our strategy has strengthened the Company’s competitive position and elevated our profile within the global energy and industrial end markets. The advanced perforating systems from DynaEnergetics are addressing the oil and gas industry’s demand for lower completion costs, increased reliability and improved safety at the wellhead. At NobelClad, we are benefitting from the more consultative role we are playing with end users of our products. We are confident the investments we are making in new technologies, products, customer support and market development have enhanced our prospects for success when our end markets recover.”

Guidance
Michael Kuta, chief financial officer, said the continued weakness in the of the oil and gas markets has led management to revise its financial forecasts for the balance of fiscal 2015. Full-year sales are expected to be down 15% to 20% from the $202.6 million reported in 2014. The company’s previous forecast called for a year-over-year sales decline of between 8% and 12%. Full-year gross margin is expected in a range of 25% to 27% versus the 30% reported in 2014, and down from a prior forecast range of 26% to 28%.

For the fourth quarter, Kuta said sales are expected to also be down 15% to 20% versus the $52 million reported in the 2014 fourth quarter. Fourth quarter gross margin is expected to be in a range of 24% to 26% versus the 30% reported in last year’s fourth quarter. Selling, general and administrative expense is expected to total approximately $9.5 million to 10.0 million for the fourth quarter, while amortization expense is anticipated to be approximately $1.0 million.
“We expect to incur restructuring expenses of up to $500,000 related the staff reduction in Troisdorf, which will be completed before the end of the year,” Kuta said. “Given the decline in market activity we are closely managing cash and monitoring compliance with the financial covenants in our credit agreement.”
Conference Call Information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=174445, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through November 3, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13623013.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###
Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including fourth quarter and full-year 2015 guidance on revenue and gross margin, and fourth quarter guidance on SG&A and amortization expense, as well as expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts, the outlook on NobelClad’s backlog, the timing and amount of expenses associated with additional restructuring, and the effects of DynaEnergetics’ new product and technology development and facility consolidation efforts. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
NET SALES	$39,508	$51,886	$125,068	$150,566
COST OF PRODUCTS SOLD	29,219	36,803	91,491	104,871
Gross profit	10,289	15,083	33,577	45,695
COSTS AND EXPENSES:
General and administrative expenses	5,071	5,463	16,670	17,027
Selling and distribution expenses	4,867	4,639	14,703	13,596
Amortization of purchased intangible assets	1,007	1,575	3,037	4,808
Restructuring expenses	285	—	3,397	—
Total costs and expenses	11,230	11,677	37,807	35,431
INCOME (LOSS) FROM OPERATIONS	(941)	3,406	(4,230)	10,264
OTHER INCOME (EXPENSE):
Other income (expense), net	(1,463)	472	(299)	369
Interest expense, net	(255)	(136)	(696)	(414)
INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(2,659)	3,742	(5,225)	10,219
INCOME TAX PROVISION	1,574	1,420	2,704	4,000
INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,233)	2,322	(7,929)	6,219
DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax	—	20	—	(77)
NET INCOME (LOSS)	$(4,233)	$2,342	$(7,929)	$6,142

INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$(0.30)	$0.17	$(0.57)	$0.45
Discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$(0.30)	$0.17	$(0.57)	$0.44
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$(0.30)	$0.17	$(0.57)	$0.45
Discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$(0.30)	$0.17	$(0.57)	$0.44
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,932,033	13,688,649	13,916,236	13,676,730
Diluted	13,932,033	13,690,174	13,916,236	13,681,790

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.12	$0.12

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS

Cash and cash equivalents	$8,574	$9,400
Accounts receivable, net	34,235	35,501
Inventory, net	41,565	40,101
Other current assets	12,267	10,094

Total current assets	96,641	95,096

Property, plant and equipment, net	60,381	63,835
Goodwill, net	29,757	32,762
Purchased intangible assets, net	21,994	26,734
Other long-term assets	1,154	902

Total assets	$209,927	$219,329

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$10,337	$14,076
Customer advances	1,993	3,510
Dividend payable	568	559
Accrued income taxes	3,915	3,770
Other current liabilities	7,991	10,593

Total current liabilities	24,804	32,508

Lines of credit	35,962	22,782
Deferred tax liabilities	8,894	7,003
Other long-term liabilities	2,005	2,121
Stockholders' equity	138,262	154,915

Total liabilities and stockholders' equity	$209,927	$219,329

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(Amounts in Thousands)
(unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,929)	$6,142
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	—	77
Depreciation (including capital lease amortization)	4,696	5,204
Amortization of purchased intangible assets	3,037	4,808
Amortization of deferred debt issuance costs	189	76
Stock-based compensation	2,223	2,704
Excess tax benefit from stock-based compensation	(72)	—
Deferred income tax provision (benefit)	1,924	255
Loss on disposal of property, plant and equipment	59	6
Restructuring and impairment charges	3,397	—
Change in working capital, net	(13,938)	(3,632)
Net cash flows provided by (used in) continuing operations	(6,414)	15,640
Net cash flows provided by discontinued operations	—	239
Net cash provided by (used in) operating activities	(6,414)	15,879

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(4,812)	(6,472)
Change in other non-current assets	122	373
Net cash flows used in continuing operations	(4,690)	(6,099)
Net cash flows used in discontinued operations	—	(120)
Net cash used in investing activities	(4,690)	(6,219)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on bank lines of credit, net	13,446	(3,213)
Payments on long-term debt	—	(47)
Payments on capital lease obligations	(3)	(23)
Payment of dividends	(1,692)	(1,667)
Payment of deferred debt issuance costs	(1,042)	—
Net proceeds from issuance of common stock	185	234
Tax impact of stock-based compensation	71	52

Net cash provided by financing activities	10,965	(4,664)

EFFECTS OF EXCHANGE RATES ON CASH	(687)	(662)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(826)	4,334
CASH AND CASH EQUIVALENTS, beginning of the period	9,400	10,598
CASH AND CASH EQUIVALENTS, end of the period	$8,574	$14,932

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Income (loss) from continuing operations, excluding charges	$(656)	$3,406	$(833)	$10,264
Restructuring programs:
NobelClad	(48)	—	(606)	—
DynaEnergetics	(237)	—	(1,231)	—
Corporate	—	—	(1,560)	—

Income (loss) from continuing operations, as reported	$(941)	$3,406	$(4,230)	$10,264

	Three months ended September 30, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$(2,374)	$1,628	$(4,002)	$(0.29)
Restructuring programs:
NobelClad	(48)	(25)	(23)	—
DynaEnergetics	(237)	(29)	(208)	(0.01)
Corporate	—	—	—	—

Loss from continuing operations, as reported	$(2,659)	$1,574	$(4,233)	$(0.30)

	Nine months ended September 30, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$(1,828)	$3,504	$(5,332)	$(0.38)
Restructuring programs:
NobelClad	(606)	(113)	(493)	(0.04)
DynaEnergetics	(1,231)	(149)	(1,082)	(0.08)
Corporate	(1,560)	(538)	(1,022)	(0.07)

Loss from continuing operations, as reported	$(5,225)	$2,704	$(7,929)	$(0.57)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
NobelClad	$21,306	$23,607	$66,699	$74,402
DynaEnergetics	18,202	28,279	58,369	76,164

Net sales	$39,508	$51,886	$125,068	$150,566

NobelClad	$1,672	$1,911	$4,479	$6,353
DynaEnergetics	(655)	3,777	(201)	11,056
Unallocated expenses	(1,958)	(2,282)	(8,508)	(7,145)

Income (loss) from operations	$(941)	$3,406	$(4,230)	$10,264

	Three months ended September 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$1,672	$(655)	$(1,958)	$(941)
Adjustments:
Restructuring	48	237	—	285
Stock-based compensation	—	—	652	652
Depreciation	918	625	—	1,543
Amortization of purchased intangibles	95	912	—	1,007

Adjusted EBITDA	$2,733	$1,119	$(1,306)	$2,546

	Three months ended September 30, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$1,911	$3,777	$(2,282)	$3,406
Adjustments:
Stock-based compensation	—	—	963	963
Depreciation	1,151	675	—	1,826
Amortization of purchased intangibles	530	1,045	—	1,575

Adjusted EBITDA	$3,592	$5,497	$(1,319)	$7,770

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Nine months ended September 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$4,479	$(201)	$(8,508)	$(4,230)
Adjustments:
Restructuring	606	1,231	1,560	3,397
Stock-based compensation	—	—	2,223	2,223
Depreciation	2,830	1,866	—	4,696
Amortization of purchased intangibles	286	2,751	—	3,037

Adjusted EBITDA	$8,201	$5,647	$(4,725)	$9,123

	Nine months ended September 30, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$6,353	$11,056	$(7,145)	$10,264
Adjustments:
Stock-based compensation	—	—	2,704	2,704
Depreciation	3,470	1,734	—	5,204
Amortization of purchased intangibles	1,625	3,183	—	4,808

Adjusted EBITDA	$11,448	$15,973	$(4,441)	$22,980

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net income (loss) attributable to DMC	$(4,233)	$2,342	$(7,929)	$6,142
Loss from operations from discontinued operations	—	(20)	—	77
Interest expense	255	137	700	420
Interest income	—	(1)	(4)	(6)
Provision for income taxes	1,574	1,420	2,704	4,000
Depreciation	1,543	1,826	4,696	5,204
Amortization of purchased intangible assets	1,007	1,575	3,037	4,808

EBITDA	146	7,279	3,204	20,645
Restructuring	285	—	3,397	—
Stock-based compensation	652	963	2,223	2,704
Other (income) expense, net	1,463	(472)	299	(369)

Adjusted EBITDA	$2,546	$7,770	$9,123	$22,980